UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54374	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Former name: REG Newco, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 8, 2011, Renewable Energy Group, Inc. (the “Company”) and its wholly owned subsidiary REG Albert Lea, LLC entered into Asset Purchase Agreements with SoyMor Cooperative and SoyMor Biodiesel, LLC, under which the Company will issue 1,850,000 newly issued shares of its common stock and assume certain liabilities in exchange for the transfer of substantially all the assets of SoyMor Biodiesel, LLC, consisting of a 30 million gallon per year nameplate capacity biodiesel facility, which is not currently operating, located in Albert Lea, Minnesota and SoyMor Cooperative’s soy lecithin assets, which are also not operating and are co-located with the biodiesel facility.

The transactions and stock issuances are subject to the satisfaction of customary closing conditions, including the approval of SoyMor’s members. The common shares are to be issued without registration under the Securities Act of 1933 pursuant to the exemption contained in Section 4(2) as a transaction by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2011

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer